Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:   Somera Communications, Inc. (SMRA)
Date of Event Requiring Statement:  June 24, 2006




                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:    Warburg Pincus IX LLC
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

2.   Name:    Warburg Pincus Partners LLC
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

3.   Name:    Warburg Pincus LLC
     Address: 466 Lexington Avenue
              New York, NY 10017

4.   Name:    Warburg Pincus & Co.
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

5.   Name:    Charles R. Kaye
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

6.  Name:     Joseph P. Landy
    Address:  c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017